UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34782	77-0420182
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

740 Calle Plano
Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 25, 2013, Verdi Acquisition Corporation (“Merger Sub”), a Delaware corporation and indirect wholly-owned subsidiary of ABB Ltd, a corporation organized under the laws of Switzerland (“ABB”), merged with and into Power-One, Inc., a Delaware corporation (“Power-One”), pursuant to the Agreement and Plan of Merger, dated April 21, 2013, by and among ABB, Merger Sub and Power-One (the “Merger Agreement”), with Power-One surviving the merger as an indirect wholly-owned subsidiary of ABB (the “Merger”).

Item 1.02.                Termination of a Material Definitive Agreement.

On July 25, 2013, in accordance with the Merger Agreement, Power-One paid an aggregate amount of approximately $41,552.62 in satisfaction of all of its outstanding obligations under that certain Amended and Restated Credit Agreement dated as of January 30, 2013 (the “Credit Agreement”), among Power-One, certain subsidiaries of Power-One, the lenders party thereto and Bank of America, N.A., as administrative agent, and terminated the Credit Agreement. Such amount did not include any material prepayment penalties or break fees.  As a result of the termination, all liens on assets of Power-One in connection with the Credit Agreement were released and terminated.

Item 2.01.                Completion of Acquisition and Disposition of Assets

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)                                 Notice of Delisting of Shares of Common Stock

Under the terms of the Merger Agreement, each share of Power-One’s common stock (the “Common Stock”) outstanding at the effective time of the Merger (the “Effective Time”), other than any shares of restricted stock, any shares owned by Power-One or its direct or indirect wholly-owned subsidiaries, any shares owned by ABB, Merger Sub or any other direct or indirect wholly-owned subsidiary of ABB, or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was canceled and converted into the right to receive $6.35 in cash (the “Common Merger Consideration”), without interest thereon and less any applicable withholding taxes.

As a result of the Merger, Power-One no longer fulfills the numerical listing requirements of The NASDAQ Stock Market (“NASDAQ”).  On July 25, 2013, Power-One notified NASDAQ of its intent to remove the Common Stock from listing on NASDAQ in connection with the Merger, and requested that NASDAQ file a delisting application with the U.S. Securities and Exchange Commission (the “SEC”) to delist and deregister the Common Stock. On July 25, 2013, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock.  Power-One will file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Exchange Act and that the reporting obligations of Power-One with respect to the Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.                Material Modification to Rights of Security Holders

At the Effective Time, and pursuant to the Merger Agreement, (i) each share of the Common Stock outstanding at the Effective Time, other than any shares of restricted stock, any shares owned by Power-One or its direct or indirect wholly-owned subsidiaries, any shares owned by ABB, Merger Sub or any other direct or indirect wholly-owned subsidiary of ABB, or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was canceled and converted into the right to receive the Common Merger Consideration, (ii) each share of Power-One’s Series C Junior Participating Convertible Preferred Stock (the “Preferred Stock”) was canceled and converted into the right to receive $4703.7037037 in cash (the “Preferred Merger Consideration”), without interest and less any applicable withholding taxes, and (iii) each outstanding warrant to acquire Common Stock (the “Warrants”) was converted into the right to receive, with respect to each share of Common Stock subject to such Warrant, an amount in cash equal to the excess of the Common Merger Consideration over the applicable exercise price per share of Common Stock, without interest and less any applicable withholding taxes.

At the Effective Time, holders of Common Stock and holders of Preferred Stock ceased to have any rights as stockholders of Power-One (other than the right to receive the Common Merger Consideration or the Preferred Merger Consideration, as applicable) and accordingly no longer have any interest in Power-One’s future earnings or growth.

The information set forth under Item 3.01 and Item 5.01 below is incorporated herein by reference.

Item 5.01.                Changes in Control of Registrant

On July 25, 2013, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Power-One, with Power-One surviving the Merger as an indirect wholly-owned subsidiary of ABB. As a result of the Merger, (i) each share of Common Stock outstanding at the Effective Time, other than any shares of restricted stock, any shares owned by Power-One or its direct or indirect wholly-owned subsidiaries, any shares owned by ABB, Merger Sub or any other direct or indirect wholly-owned subsidiary of ABB or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was canceled and converted into the right to receive the Common Merger Consideration and (ii) each share of Preferred Stock outstanding at the Effective Time was canceled and converted into the right to receive the Preferred Merger Consideration.

The total amount of consideration payable in connection with the Merger was approximately $1.026 billion.  The funds used to consummate the Merger were provided by ABB from existing cash on hand.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Power-One’s Current Report on Form 8-K with the SEC on April 22, 2013 and which is incorporated herein by reference.

A copy of the joint press release issued by Power-One and ABB on July 25, 2013 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, at the Effective Time on July 25, 2013, (i) all of the members of the board of directors of Power-One immediately prior to the Effective Time resigned as directors of Power-One and (ii) all of the members of the board of directors of Merger Sub immediately prior to the Effective Time became the members of the board of directors of Power-One.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                                 Amendments to Articles of Incorporation and Bylaws

Pursuant to the terms of the Merger Agreement, at the Effective Time, Power-One’s certificate of incorporation was amended and restated in its entirety to be in the form of the certificate of incorporation attached hereto as Exhibit 3.1, and so amended and restated became the certificate of incorporation of the surviving corporation.  The bylaws of Merger Sub, in effect at the Effective Time and attached hereto as Exhibit 3.2, became the bylaws of the surviving corporation, except that all references to Merger Sub in the bylaws of the surviving corporation were changed to references to “Power-One, Inc.”, until thereafter amended as provided by the bylaws and applicable law (and subject to the Merger Agreement).

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Power-One, Inc.

3.2	Amended and Restated Bylaws of Power-One, Inc.

99.1	Joint press release of ABB Ltd and Power-One, Inc. dated July 25, 2013 regarding the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25, 2013

POWER-ONE, INC.
(Registrant)

By:	/s/ Gary R. Larsen
Gary R. Larsen
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Power-One, Inc.

3.2	Amended and Restated Bylaws of Power-One, Inc.

99.1	Joint press release of ABB Ltd and Power-One, Inc. dated July 25, 2013 regarding the consummation of the Merger.